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                          EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is made this 23RD day of April 1998 between COMMUNICATION TELESYSTEMS INTERNATIONAL, a California Corporation, having its principal office at 9999 Willow Creek Road, San Diego, California 92122, (hereinafter referred to as "CTS" or "Company") and CHRIS BANTOFT, of Titcheners, Cotmandene, Dorking, Surrey, RH4 2BN, England (hereinafter referred to as "Employee").

     In consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. EMPLOYMENT: CTS hereby agrees to hire Employee as an employee of CTS, commencing on May 1, 1998 (the "Commencement Date").

     2. GENERAL DUTIES OF EMPLOYEE: Employee shall have the title of President and Chief Operating Officer of CTS. Employee shall perform such duties as requested by CTS and, upon request, serve on the Board of Directors of CTS and/or its subsidiaries and affiliates. Employee may, at the sole discretion of CTS, be assigned to work anywhere in the United States and/or outside the United States and may be transferred between locations from time to time on a permanent or temporary basis; provided however, Employee shall be given at least thirty (30) days prior notice of a permanent transfer, and provided further that Company shall reimburse Employee for reasonable moving expenses in connection with all transfers. Notwithstanding any other provision contained herein, for the duration of any period during which Employee remains bound by the Employment Continuation Incentive Agreement dated October 17, 1997 between Employee and ACC Long Distance UK ("ACC"), Employee shall not have any direct or indirect duties or responsibilities in connection with any operations of the Company, or its subsidiaries or affiliates, in the United Kingdom.

     3. CONDUCT OF EMPLOYEE: Employee shall use his best efforts to promote the interests of CTS and shall refrain from any acts which may adversely affect the reputation or business of CTS. Employee shall adhere to all laws and ethical standards applicable to his conduct as an Employee for CTS, shall abide by and observe all rules, regulations and policies of CTS presently in effect and any amendments and additions thereto made from time to time and shall perform in a manner consistent with generally accepted procedures for his profession.

     4. COMPENSATION: As Employee's sole and complete compensation, CTS will pay to Employee, subject to the conditions and limitations set forth in this Agreement and all applicable withholding requirements and authorized deductions, the following compensation:

         (a) SALARY: CTS shall pay Employee a salary of Three Hundred Fifty Thousand Dollars ($350,000.00) per year.

         (b) HEALTH INSURANCE: Employee shall participate in such medical programs or plans that are generally available to employees of CTS.

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         (c)  VACATION: Employee shall receive twenty (20) days of paid vacation per year.

         (d) DUAL LIVING ALLOWANCE: Employee shall receive a dual living allowance of Three Thousand Dollars ($3,000.00) per month during the first six (6) months of his employment with CTS.

         (e) TRAVEL REIMBURSEMENT: During each year of Employee's employment, CTS will reimburse Employee for the reasonable equivalent value (on a discounted fare/advance purchase basis) of four (4) round-trip business class airline tickets between London and San Diego, for travel by Employee's spouse or dependent children.

         (f) BONUS PROGRAM: Company shall provide Employee with a bonus program which provides Employee with the opportunity to earn up to $50,000 in additional compensation during each year of his employment with the Company. The terms of this bonus program, which shall be based upon achievement of financial performance levels, shall be finalized within thirty (30) days after the Commencement Date.

     5. RECORDS TO REMAIN PROPERTY OF CTS: All records of CTS, and its subsidiaries, all records pertaining or relating to clients of CTS and its subsidiaries, and all records and documents prepared or generated by Employee, CTS or any other person or entity in connection with the performance of Employee under this Agreement, including but not limited to account cards, invoice copies, customer lists, leads and all documents containing the names or addresses of or information relating to clients who have done business with CTS, or its subsidiaries are and shall remain the property of CTS at all times during the term of Employee's employment with CTS, and after termination of such employment for any reason. None of such records, nor any part of them may be used by Employee either in original form or in computerized, duplicated, or copied form except for the purpose of conducting the business of CTS and the names, addresses, and other information and data in such records are not to be transmitted verbally, in writing, or in computerized form by Employee except in the ordinary course of conducting business for CTS. All of said records or any part of them are the sole proprietary information of CTS and shall be treated by Employee as confidential information of CTS. In the event of the termination of Employee's employment with CTS for any reason, Employee shall return to CTS all such records and any copies or summaries thereof in computerized, duplicated, copied or any other form.

     6. LIMITATIONS ON EMPLOYEE'S USE OF PROPRIETARY INFORMATION: Employee shall not at any time, or in any manner, directly or indirectly divulge, disclose or communicate to any other person, firm or corporation, nor shall Employee use for his own benefit other than in connection with the performance of Employee's duties under this Agreement: (i) any of the names, addresses, telephone numbers of or other data relating to clients of CTS, prospective customers of CTS or persons, firms or corporations to whom Employee may have provided services in his capacity as a representative of CTS or to whom other representatives of CTS have provided such services at any time; (ii) any of the records or documents referred to in Paragraph 5 of this Agreement; or (iii) any other information acquired by Employee as a consequence of his employment with CTS.

     7. INVENTIONS: All improvements, discoveries, inventions, designs, documents or other data related to the Company's business (whether or not deemed patentable) conceived, developed, made, perfected, acquired, or first reduced to practice, in whole or in part, during off-duty hours and away from the Company's

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premises as well as in the regular course of employment by Employee during development and research, of the Company or its subsidiaries and affiliates shall be promptly disclosed to the Company, and Employee shall hereby assign and transfer his right, interest and title thereto and such improvements, discoveries, inventions, designs, documents, or other data shall become the property of the Company. During the term of Employee's employment and anytime thereafter, upon request of the Company. Employee will join and render assistance in any proceedings, and execute any papers necessary to file and prosecute applications for, and to acquire, maintain and enforce letters, patent, trademarks, registrations and/or copyrights, both domestic and foreign, with respect to such improvements, discoveries, inventions, designs, documents, or other data as required for vesting title to same in the Company. The requirement under this Agreement that Employee assign his rights in inventions shall not apply to an invention that Employee developed entirely on his own time without using the Company's equipment, supplies, facilities, or trade secret information except for those inventions that either: (i) relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or (ii) result from any work performed by Employee for the Company.

     8. CUSTOMER SOLICITATION: During the term or this Agreement, and for a period of one (1) year after the termination of this Agreement for any reason, Employee will not, for himself or on behalf of any other person, firm, partnership or corporation, call upon or deal with any Customers of CTS or its subsidiaries for the purpose of soliciting or providing to such Customer any products or services which are the same as or substantially similar to those provided to Customers by CTS or its subsidiaries. For the purposes of this Agreement "Customer" shall mean those Customers with whom Employee has dealt with in the course of the Company's or its subsidiaries business at any time within twelve (12) months prior to termination of his employment.

     9. SOLICITATION OF OTHER EMPLOYEES: During the term of this Agreement, and for a period of one (1) year after the termination of this Agreement for any reason, Employee will not, directly or through another person or entity, for himself or on behalf of any other person, firm, partnership, or corporation, directly or indirectly, seek to persuade any director or officer of the Company, or its subsidiaries, or any person employed in a managerial or technical capacity or a sales representative or in a skilled supervisory role to discontinue that individual's status or employment with the Company or its subsidiaries.

    10. COMPENSATION AFTER TERMINATION OF EMPLOYMENT: Except as otherwise expressly provided in this Agreement or in any written option agreement or plan. Employee shall have no further right to salary or any other compensation after termination of Employee's employment with CTS, irrespective of the time, manner or cause of such termination.

    11.  TERMINATION OF EMPLOYMENT:

         (a) DEATH OR DISABILITY: Employee's employment shall terminate automatically upon Employee's death. If the Company determines in good faith that the Disability of Employee has occurred (pursuant to the definition of Disability set forth below), it may give to Employee written notice of its intention

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to terminate Employee's employment. In such event, Employee's employment with the Company shall terminate effective on the 30th day after receipt of such notice by Employee, provided that, within the 30 days after such receipt, Employee shall not have returned to full-time performance of his duties. For purposes of this Agreement, "Disability" shall mean a physical or mental impairment which substantially limits a major life activity of Employee and which renders Employee unable to perform the essential functions of his position, even with reasonable accommodation which does not impose an undue hardship on the Company. The Company reserves the right, in good faith, to make the determination of disability under this Agreement based upon information supplied by Employee and/or his medical personnel, as well as information from medical personnel (or others) selected by the Company or its insurers.

          (b) CAUSE: The Company may terminate Employee's employment for Cause. For purposes of this Agreement, "Cause" shall mean that the Company, acting in good faith based upon the information then known to the Company, determines that Employee has engaged in or committed wilful misconduct, abandonment of employment or excessive absences, conflict of interest or breach of fiduciary duty involving his responsibilities as an employee involving intent for or obtainment of material personal or family profit, sexual harassment, conviction of any criminal offense which constitutes a felony under the laws of the United States or of any state, or a material breach of this Agreement, or that a court or regulatory agency has issued an order prohibiting Employee's continued employment with CTS or a final cease and desist order.

          (c) OTHER THAN CAUSE OR DEATH OR DISABILITY: The Company or Employee may terminate Employee's employment at any time without cause upon thirty (30) days' written notice to the other party.

          (d)  OBLIGATIONS OF THE COMPANY UPON TERMINATION:

               (1) DEATH OR DISABILITY: If Employee's employment is terminated by reason of Employee's Death or Disability, this Agreement shall terminate without further obligations to Employee for his legal representatives under this Agreement, other than for (a) payment of the sum of (i) Employee's base salary through the date of termination to the extent not theretofore paid and (ii) any compensation previously deferred by Employee (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (i) and (ii) shall be hereinafter referred to as the "Accrued Obligations"), which shall be paid to Employee or his estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the date of termination; and (b) payment to Employee or his estate or beneficiary, as applicable, of any amounts due pursuant to the terms of any applicable welfare benefit plans.

               (2) CAUSE: If Employee's employment is terminated by the Company for Cause, this Agreement shall terminate without further obligations to Employee other than for the timely payment of Accrued Obligations. If it is subsequently determined that the Company did not have Cause for termination in any arbitration or other proceeding under this Agreement, then the Company's termination shall be deemed to have been "without cause" under Paragraph 11(e) and the amounts payable under Paragraph 11(d)(3) of this Agreement for a termination other than for cause, death, or disability shall be the only amounts Employee may receive for his termination.

               (3) OTHER THAN FOR CAUSE OR DEATH OR DISABILITY: If the Company terminates Employee's employment


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for other than Cause or Death or Disability, this Agreement shall terminate without further obligations to Employee other than (a) the timely payment of Accrued Obligations and (b) the continued payment to Employee of Employee's compensation set forth in Paragraphs 4(a) through 4(c) of this Agreement through and including the date which is the three hundred sixty-fifth (365th) day after the Commencement Date.

               (4) ORDER PROHIBITING EMPLOYEE'S EMPLOYMENT: It is the intention and expectation of the Company and Employee that neither this Agreement nor any action undertaken by Employee within the scope and course of his employment with Company violates or constitutes, or will violate or constitute, a breach by Employee of his employment agreements with ACC. In the event, however, that a court issues an order prohibiting Employee's continued employment with CTS on account of the ACC Employment Continuation Incentive Agreement between Employee and ACC dated October 17, 1997, the Company will continue to pay Employee the compensation set forth in paragraph 4(a) through 4(e) of this Agreement for the shorter of the following periods:
(i) the duration of the court order prohibiting Employee's continued employment with CTS; (ii) six (6) months; or (iii) through and including the date which is the three hundred sixty-fifth (365th) day after the Commencement Date.

               (5) EXCLUSIVE REMEDY: Employee agrees that the payments contemplated by this Agreement shall constitute the exclusive and sole remedy for any termination of his employment and Employee covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment.

     12. ASSIGNMENT: Neither this Agreement nor any other benefits to accrue hereunder shall be assigned or transferred by Employee, either in whole or in part (except a transfer effective upon the death of Employee of any payments due hereunder), without the written consent of CTS, any any purported assignment in violation hereof shall be void.

     13. CHOICE OF LAW: This Agreement is executed and intended to be performed in the State of California and the laws of the State of California shall govern its interpretation and effect.

     14. PARTIAL INVALIDITY: If any term, provision, covenant, or condition of this Agreement is held by a Court of competent jurisdiction to be invalid, void or unenforceable, the rest of this Agreement shall remain in full force and effect and shall in no way be effected, impaired or invalidated. In the event any provision contained in Paragraphs 5, 6, 7, 8, or 9 of this Agreement should ever be deemed to exceed the law in any respect, then the parties hereto agree that such provision shall be amended automatically to provide CTS with the maximum protection permitted by law.

     15. ENTIRE AGREEMENT: This Agreement contains the entire agreement between the parties concerning the subject matter of this Agreement. It supersedes all negotiations, statements, promises, or understandings, if any, made prior to the execution of this Agreement. Any such negotiations, promises or understandings shall not be used to interpret or constitute this Agreement.

     16. GENDER: As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each be deemed to include the others whenever the context so indicates.

     17. OUTSIDE EMPLOYMENT: During the term of Employee's employment with CTS, Employee shall not engage in any other employment or outside business activity without the prior written consent of CTS.


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This provision shall not prohibit passive investments by employee.

     18. VENUE: The venue of any civil action, arbitration or other legal proceeding between Employee, on one hand, and CTS and/or its officers, directors and employees, on the other hand, arising out of or relating to this Agreement, the employment of Employee by CTS, the termination of Employee's employment with CTS, or any other dealings between Employee and CTS, lies only in San Diego, California, and Employee and CTS waive any right they may have under any statute or law to cause such action or proceeding to be transferred to any other venue.

     19. AMENDMENT OR WAIVER: The terms of this Agreement may be amended, modified or eliminated, or the observance or performance of any term, covenant or provision herein may be omitted or waived (either generally or in a particular instance, and either prospectively or retroactively) only by a writing signed by Employee and CTS. The waiver by CTS of any breach by Employee of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

     20. SURVIVAL OF PROVISIONS: The provisions contained in Paragraphs 5, 6, 7, 8, 9, 18 and 24 of this Agreement, and the other provisions hereof to the extent applicable, shall survive the termination of Employee's employment with CTS.

     21. INUREMENT: This Agreement shall be binding upon and inure to the benefit of all heirs, assigns (to the extent permitted) and successors in interest of the parties hereto.

     22. HEADLINES AND CONSTRUCTION: Both parties have cooperated in the drafting of this Agreement, which shall not be construed against either party. The titles and headlines herein are for convenience only and shall not be used to interpret this Agreement.

     23. EFFECTIVE DATE: This Agreement shall be effective as of the date written on the first page hereof.

     24. ARBITRATION: Any claim or controversy arising out of or relating to this Agreement or any dealings between Employee, on one hand, and CTS and/or CTS' officers, directors, employees or agents, on the other hand, shall be settled before J.A.M.S./ENDISPUTE ("JAMS") in accordance with the then obtaining Comprehensive Arbitration Rules and Procedures of JAMS, as modified herein. The arbitrator may not limit, expand or otherwise modify the terms of this Agreement. The award in such arbitration proceeding may be entered in any Court of competent jurisdiction specified in Paragraph 18 of this Agreement.

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     IT IS SO AGREED:

               THIS IS A BINDING LEGAL AGREEMENT WHICH SETS FORTH THE TERMS AND CONDITIONS OF YOUR EMPLOYMENT, INCLUDING COMPENSATION MATTERS. READ THIS AGREEMENT CAREFULLY BEFORE SIGNING IT.

               THIS AGREEMENT ALSO CONTAINS AN ARBITRATION AGREEMENT, WHICH YOU SHOULD STUDY CAREFULLY. ARBITRATION IS GENERALLY FINAL AND BINDING ON THE PARTIES. BY AGREEING TO ARBITRATION, YOU ARE WAIVING YOUR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS. ADDITIONALLY, THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.


               EMPLOYEE:

                    /s/ Chris Bantoft
               ------------------------------
                        (Signature)

                       CHRIS BANTOFT
               ------------------------------
                        (PRINT NAME)



               CTS:

               Communication TeleSystems International

               By:    /s/ Edward S. Soren
                    -------------------------

               Its:
                    -------------------------


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